                                                                 Exhibit 4.1

                                  [FORM OF]

                   AMENDMENT NO. 2 TO THE RIGHTS AGREEMENT

         THIS AMENDMENT NO. 2 TO THE RIGHTS AGREEMENT, dated as of September 19, 2006, is made between Angelica Corporation, a Missouri corporation (the "Company"), and UMB Bank, N.A. (the "Rights Agent").


                             W I T N E S S E T H

         WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement originally entered into August 25, 1998 and amended on August 29, 2006 (the "Rights Agreement");

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof; and

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement pursuant to Section 27;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         1. Section 1(a) of the Rights Agreement is hereby deleted in its entirety and is hereby replaced with the new Section 1(a) which reads as follows:

                  (a) "Acquiring Person" shall mean any Person (as hereinafter defined) who or which, together with all Affiliates (as hereinafter defined) and Associates (as hereinafter defined) of such Person, without the prior written approval of a majority of the Board of Directors, shall be the Beneficial Owner (as hereinafter defined) of securities of the Company constituting 15% or more of the Voting Power (as hereinafter defined) of the Company or was such a Beneficial Owner at any time after the date hereof, whether or not such Person continues to be the Beneficial Owner of securities representing 15% or more of the Voting Power of the Company, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, any entity holding securities of the Company to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan. Notwithstanding the foregoing:

                      (i) no Person shall become an "Acquiring Person" as the result of (A) an acquisition of Common Stock by means of shares issued directly by the

         Company which increases the proportionate Voting Power of such securities beneficially owned by such Person to 15% or more of the Voting Power of the Company, where such acquisition is approved by a majority of the Board of Directors; provided, however, that such Person was not an Acquiring Person prior to such acquisition of shares from the Company; (B) an acquisition of voting securities of the Company by the Company which, by reducing the amount of such securities outstanding, increases the proportionate Voting Power of such securities beneficially owned by such Person to 15% or more of the Voting Power of the Company; provided, however, that if a Person becomes the Beneficial Owner of securities constituting 15% or more of the Voting Power of the Company by reason of purchases by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional voting securities of the Company (other than pursuant to a stock dividend, stock split, capitalization or similar transaction that does not affect the percentage of voting securities beneficially owned by such person), then such Person shall be deemed to be an Acquiring Person;

                      (ii) if a majority of the Board of Directors then in office determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to this
         Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of voting securities of the Company so that such Person would no longer be an Acquiring Person, then such Person shall not be deemed to be an "Acquiring Person" for purposes of this Agreement; and

                      (iii) With respect only to Steel Partners, L.L.C.
         and Steel Partners II, L.P., together with either their Affiliates or Associates, all references to 15% in this Section 1(a) shall instead be replaced by 20%.

         2. Section 3(a) of the Rights Agreement is hereby deleted in its entirety and is hereby replaced with the new Section 3(a) which reads as follows:

                  (a) Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date or (ii) the Close of Business on the tenth day (or such later date as may be determined by action of a majority of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding securities of the Company to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan) to commence (which intention to commence remains in effect for five Business Days after such announcement), without the prior written approval of a majority of the Board of Directors, a tender or exchange offer which would result in any Person becoming the Beneficial Owner of securities representing 15% or more of the Voting Power of the Company (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the "Distribution Date"): (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be Right Certificates) and not by separate Right Certificates, as more fully set forth below, and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying shares of Common Stock, as more fully set forth below. As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Company shall prepare and execute, and the Rights Agent shall countersign and send, at the expense of the Company, by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a right certificate, in substantially the form of Exhibit B hereto (the "Right Certificate"), evidencing one Right for each share of Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates. Notwithstanding the foregoing, with respect only to Steel Partners, L.L.C. and Steel Partners II, L.P., together with either their Affiliates or Associates, all references to 15% in this Section 3(a) shall instead be replaced by 20%.

         3. Section 23(a)(ii) of the Rights Agreement is hereby deleted in its entirety and is hereby replaced with the new Section 23(a)(ii) which reads as follows.

         (ii) In addition, prior to any event described in Section 13(a), a majority of the Board of Directors may redeem all but not less than all of the then outstanding Rights at the Redemption Price (A) following the occurrence of a Stock Acquisition Date either: (x) if each of the following shall have occurred and remain in effect: (1) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of voting securities of the Company in a manner satisfactory to the Board of Directors such that such Person is thereafter a Beneficial Owner of securities having less than 15% of the Voting Power of the Company, and (2) there is no other Person, immediately following the occurrence of the event described in (1), who is an Acquiring Person; or (y) in connection with any transaction not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person; or (B) following a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person. Notwithstanding the foregoing, with respect only to Steel Partners, L.L.C. and Steel Partners II, L.P., together with either their Affiliates or Associates, all references to 15% in this Section 23(a)(ii) shall instead be replaced by 20%.

         4. The second paragraph of the Summary of Preferred Stock Purchase Rights which is attached as Exhibit C to the Rights Agreement is hereby deleted in its entirety and is hereby replaced with the following paragraph:

                  Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Right Certificates will be distributed. Until the earlier of (i) ten days following the first to occur of (a) a public announcement that, without the prior written consent of the Board of Directors of the Company, a person or its affiliated or associated persons other than the Company, a subsidiary of the Company or any employee benefit plan of the Company or a subsidiary of the Company (an "Acquiring Person") has acquired, or obtained the right to acquire, outstanding shares of Common Stock of the Company representing 15% or more of the voting power of the Company or (b) the date on which the Company first has notice or otherwise determines that a person has become an Acquiring Person (the "Stock Acquisition Date") or
         (ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer, without the prior written consent of the Board of Directors of the Company, for outstanding shares of such Common Stock representing 15% or more of the voting power of the Company (the earlier of the dates in clause
         (i) or (ii) above being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of and after the Record Date (other than shares held in the Company's treasury), by such Common Stock certificates. Notwithstanding the immediately preceding sentence, with respect only to Steel Partners, L.L.C. and Steel Partners II, L.P., together with either their affiliated or associated persons, references to 15% in such sentence shall instead be replaced by 20%. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer, new issuance or issuance from the Company's treasury of the Company's Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates outstanding as of and after the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate certificates alone will then evidence the Rights.

         5. The third paragraph of the Summary of Preferred Stock Purchase Rights which is attached as Exhibit C to the Rights Agreement is hereby deleted in its entirety and is hereby replaced with the following paragraph:

                  Notwithstanding the above, a person will not be deemed to be an Acquiring Person if such person, together with that person's affiliated or associated persons: (x) becomes the owner of outstanding Shares of the Common Stock of the Company representing 15% or more of the voting power of the Company by means of an acquisition of shares of Common Stock directly from the Company if such acquisition is approved by a majority of the Board of Directors of the Company (unless such Person was an Acquiring Person prior to such acquisition); (y) becomes the owner of Common Stock representing 15% or more of the voting power of the Company following an acquisition of the Company's voting securities by the Company, unless such person subsequently acquires additional voting securities of the Company (other than by means of a stock dividend, stock split, recapitalization or similar event); or (z) has become an Acquiring Person inadvertently and divests promptly a number of voting securities so as to no longer be an Acquiring Person. Notwithstanding the immediately preceding sentence, with respect only to Steel Partners, L.L.C. and Steel Partners II, L.P., together with either their affiliated or associated persons, references to 15% in such sentence shall instead be replaced by 20%.

         6. The tenth paragraph of the Summary of Preferred Stock Purchase Rights which is attached as Exhibit C to the Rights Agreement is hereby deleted in its entirety and is hereby replaced with the following paragraph:

                  At any time prior to a person becoming an Acquiring Person or September 7, 2008, the Company's Board of Directors may elect to redeem the Rights in whole, but not in part, at a price of $.01 per Right and prior to an event giving rise to the Merger Right (i) following a change in a majority of the Directors of the Company or
         (ii) following the Stock Acquisition Date, provided that either (a) the Acquiring Person reduces its beneficial ownership to less than 15% of the voting power of the Company in a manner satisfactory to the Board of Directors and there are no more Acquiring Persons, or
         (b) such redemption is incidental to a merger or other business combination involving the Company but not involving the Acquiring Person. Immediately upon the action of the Board of Directors electing to redeem the Rights, the Company shall make announcement thereof, and the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price. Notwithstanding the immediately preceding sentence, with respect only to Steel Partners, L.L.C. and Steel Partners II, L.P., together with either their affiliated or associated persons, references to 15% in such sentence shall instead be replaced by 20%.

              [Remainder of this page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Rights Agreement to be duly executed as of the day and year first above written.



                                       ANGELICA CORPORATION

                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------



                                       UMB BANK, N.A.

                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------